Exhibit 4.5

COMMON STOCK COMMON STOCK OF THE STATE OF RHODE ISLAND INCORPORATED UNDER THE LAWS CUSIP TMOblO ID fl SEE REVERSE FOR CERTAIN DEFINITIONS WASHINGTON TRUST BANCORP, INC This Certifies that FULLY PAID ANl) NON-ASSESSABLE SHARES OF $0.0625 PAR VALUE COMMON STOCK OF --if! WASHINGTON TRUST BANCORP, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented are issued and held subject to the laws of the State of Rhode Island and to the Articles of Incorporation and By-Laws of the Corporation, and amendments thereto. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed. Dated: CHAIRMAN. PRESIDENT AND CtilfiF EXECUTIVE OFFICER SECRETARY AMKItlCAK HANK NOTE COMPANY.

WASHINGTON TRUST BANCORP, INC. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF TRAN MIN ACT- Custodian (until age ) UNIF GIFT MIN ACT- Custodian TEN ENT—as tenants by the entireties or (Cust) or <Cust) (Minor) JT TEN—as joint tenants with right UTMA — under Uniform Transfers to UGMA under Uniform Gifts to Minors of survivorship and not as (Minor) tenants in common Minors Act (State) (State) Additional abbreviations may also be used though not in the above list. For value received hereby sell, assign and transfer shares of the capital stock represented (I or We) (Amount) by this certificate to PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PRINT FULL NAME AND ADDRESS OF ASSIGNEE) Assignee, and do irrevocably constitute and appoint (Leave blank or fill in as explained in Notice below) as Attorney to transfer the said Stock on the books of the Corporation with full power of substitution in the premises. Dated Important Notice: When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this stock certificate becomes fully negotiable, similar to a check signed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the “Assignee” blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the “Attorney” blank. Alternatively, instead of using this Assignment Form, you may sign a separate “stock power” form and then mail the unsigned stock certificate and the signed “stock power” in separate envelopes. For added protection, use certified or registered mail for a stock certificate. Sign here exactly as name(s) is shown on the face of this certificate without any change or alteration whatever. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS. STOCKBROKERS. SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.